                                                                   EXHIBIT 10.13


                       --------------------------------


                          ESPERION THERAPEUTICS, INC.

                          INVESTORS' RIGHTS AGREEMENT

                                 July 6, 1998


                       --------------------------------

                               TABLE OF CONTENTS

SECTION 1....................................................................1

RESTRICTIONS ON TRANSFER; REGISTRATON RIGHTS.................................1
    1.1     Restrictions on Transfer.........................................1
    1.2     Certain Definitions..............................................1
    1.3     Restrictive Legend...............................................3
    1.4     Notice of Proposed Transfers.....................................4
    1.5     Holder's Requested Registration..................................5
    1.6     Company Registration.............................................7
    1.7     Form S-3 Registration............................................8
    1.8     Expenses of Registration.........................................9
    1.9     Lock-up..........................................................9
    1.10    Registration Procedures.........................................10
    1.11    Indemnification.................................................11
    1.12    Information by Holder...........................................13
    1.13    Rule 144 Reporting..............................................13
    1.14    Limitation on Subsequent Registrations..........................13
    1.15    Termination of Registration Rights..............................13

SECTION 2...................................................................13

COVENANTS OF THE COMPANY....................................................13
    2.1     Financial Information...........................................14
    2.2     Additional Information and Rights...............................14
    2.3     Termination of Financial Information Rights.....................15
    2.4     Confidentiality and Noncompetition Agreements...................15
    2.5     Employee and Other Stock Arrangements...........................15
    2.6     Corporate Existence.............................................16
    2.7     Books of Account and Reserves...................................16
    2.8     Stock Fully Paid; Reservation of Shares.........................16
    2.9     Replacement of Certificates Representing Preferred Shares.......16
    2.10    Material Changes and Litigation.................................16
    2.11    Restrictive Agreements Prohibited...............................16
    2.12    Expenses of Directors...........................................17
    2.13    By-laws.........................................................17
    2.14    Employee Nondisclosure and Developments Agreements;
            Noncompetition Agreements.......................................17
    2.15    Insurance.......................................................17
    2.16    Termination of Covenants........................................17

SECTION 3...................................................................17

PREEMPTIVE RIGHTS...........................................................17
    3.1     Preemptive Rights...............................................17
    3.2     Calculation of Number of Shares of Common Stock Held or
            Outstanding.....................................................18
    3.3     Notices With Respect to Proposed Issuance of New Securities.....18

       3.4   Company's Right to Complete Proposed Sale of New Securities
             to the Extent Preemptive Rights are Not Exercised................18
       3.5   Expiration of Preemptive Rights..................................19
       3.6   Waiver of Antidilution Adjustment................................19

SECTION 4.....................................................................19

MISCELLANEOUS.................................................................20
       4.1   Governing Law....................................................20
       4.2   Successors and Assigns; Assignment of Rights.....................20
       4.3   Entire Agreement; Amendment; Waiver..............................20
       4.4   Notices, etc.....................................................20
       4.5   Delays or Omissions..............................................20
       4.6   Rights; Separability.............................................20
       4.7   Titles and Subtitles.............................................21
       4.8   Counterparts.....................................................21
       4.9   Aggregation of Stock.............................................21
       4.10  No Third Party Beneficiaries.....................................21
       4.11  Remedies.........................................................21
       4.12  Fees and Expenses................................................21
       4.13  Dispute Resolution...............................................21
--Schedule of Purchasers

EXHIBIT B - Form of Employee Nondisclosure and Developments Agreement

EXBIBIT C - Form of Noncompetition Agreement

                          ESPERION THERAPEUTICS, INC.
                          INVESTORS' RIGHTS AGREEMENT

        This Investors' Rights Agreement (this "Agreement") is made and entered into as of the 6th day of July, 1998, by and among ESPERION THERAPEUTICS, INC., a Delaware corporation (the "Company") and the persons identified on Exhibit A
                                                                     ---------
attached hereto (the "Purchasers").

        WHEREAS, the Purchasers are parties to the Securities Purchase Agreement dated as of the date hereof between the Company and the Purchasers (the "Series A Agreement"), certain of the Company's and such Purchasers' obligations under which are conditioned upon the execution and delivery by such Purchasers and the Company of this Agreement:

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                                   SECTION 1
                 RESTRICTIONS ON TRANSFER: REGISTRATION RIGHTS
                 ---------------------------------------------

        1.1 Restrictions on Transfer. No Restricted Securities (as defined
            ------------------------
below) shall be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of by any Holder except upon the conditions specified in this Section 1 hereof, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder shall cause any proposed transferee of the Restricted Securities held by a Holder to agree in writing to take and hold such securities subject to the provisions and upon the conditions specified in this
Section 1 hereof.

        1.2 Certain Definitions. As used in this Agreement, the following
            -------------------
definitions shall apply:

            "Commission" means the Securities and Exchange Commission or any
             ----------
other federal agency at the time administering the Securities Act.

            "Common Stock" shall mean the Company's common stock par value
             ------------
$0.001 per share.

            "Conversion Stock" shall mean the shares of Common Stock issued or
             ----------------
issuable upon conversion of the Preferred Shares, together with any securities issued or issuable, directly or indirectly, in respect of such securities upon any stock split, stock dividend, recapitalization or the like.

            "Exchange Act" means the Securities Exchange Act of 1934, as
             ------------
amended, or any similar successor federal statue and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

            "Holder" means any Purchaser who holds Registrable Securities and
             ------
any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred pursuant to Section 4.2 hereof.

        "IPO" shall mean the initial underwritten public offering pursuant to an
         ---
effective registration statement under the Securities Act covering the offer and sale of Common Stock for the accounts of the Company.

        "New Securities" shall mean any shares of capital stock or other equity
         --------------
securities (or debt securities convertible into such equity securities) of the Company, whether now authorized or not, and rights, options or warrants to purchase said shares of capital stock and securities of any type whatsoever that are, or may become, convertible into said share of capital stock or other equity securities: provided however, that the term "New Securities" shall not
                    ----------------
include (i) securities issued upon conversion of the Preferred Shares, (ii) securities issued pursuant to the acquisition of another corporation by the Company or issued in connection with any merger, consolidation, combination, purchase of all or substantially all of the assets or other reorganization which shall be approved by the Board of Directors of the Company and the holders of at least 51% of the Preferred Shares, (iii) securities issued pursuant to any rights or agreement, including without limitation convertible securities, provided that the preemptive rights established by Section 3 hereof apply with respect to the initial sale or grant by the Company of such rights or agreements (other than the rights or agreements described in subsections (v), (vi) and (vii) of this definition), (iv) securities issued in connection with any stock split, stock dividend or recapitalization of the Company, (v) up to 940,000 shares of Common Stock issued to certain of the Founders(as set forth in the Series A Agreement) pursuant to the exercise of options outstanding on the date hereof or pursuant to the exercise of options issued in accordance with Section C.4(d)(i)(4)(H) of the Restated Certificate, (vi) up to 380,000 shares of Common Stock issued to employees, consultants, officers or directors of the Company pursuant to the exercise of any stock option, stock purchase or stock bonus plan, agreement or arrangement for the primary purpose of soliciting or retaining such employees, consultants, officers or directors services and which are hereafter approved by the Compensation Committee of the Board of Directors (provided such committee includes at least one Purchaser Director and does not include any director who is an officer of the Company), (vii) up to 840,000 shares of Common Stock issued in accordance with Section C.4(d)(i)(4)(I) of the Restated Certificate. (viii) securities issued in an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of securities for the account of the Company and/or selling shareholders to the public: or (ix) securities issued in a transaction approved pursuant to Section 2.5(c)

        "Preferred Shares" shall mean the Series A Shares, the Series B Shares
         ----------------
and shares of any additional series of preferred stock of the Company the issuance of which is approved by the holders of at least 51% of the Preferred Shares as required by the Restated Certificate.

        "Pro Rata Portion" shall mean, with respect to each Holder, that number
         ----------------
of shares of New Securities as is equal to the product of (i) the total number of New Securities proposed to be issued multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock held by such Holder computed as set forth in Section 3.2 hereof, and the denominator of which is the total number of shares of Common Stock which are held by all Holders as of such date (computed as set forth in Section 3.2 hereof).


        "Purchaser Directors" shall have the meaning given to such term in the
         -------------------
Stockholders' Agreement dated the date hereof among the Company, the Purchasers and certain other stockholders of the Company.

        The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed). and the declaration or ordering of the effectiveness of such registration statement.

        "Registration Securities" means any Common Stock (i) issued or issuable
         -----------------------
upon conversion of the Preferred Shares, (ii) issued as a dividend or other distribution with respect to or in exchange for or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, or (iii) otherwise owned by a Purchaser, provided, however, that
                                                --------  -------
Registrable Securities shall not included any shares of Common Stock which have previously been registered or sold to the public.

        "Registration Expenses" means all expenses incurred by the Company in
         ---------------------
complying with Sections 1.5, 1.6 and 1.7 including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, reasonable fees and disbursements of counsel for the Company and for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Registration Expenses shall not include Selling Expenses or other compensation paid to underwriters or other agents or brokers to effect the sale or the fees of more than one counsel for the Purchasers.

        "Restated Certificate" shall mean the Company's Amended and Restated
         --------------------
Certificate of Incorporation, as amended through the date hereof.

        "Restricted Securities" means the securities of the Company required to
         ---------------------
bear the legend set forth in Section 1.3.

        "Rule 145" means Rule 145 promulgated under the Securities Act, or any
         --------
similar successor rule, as the same shall be in effect from time to time.

        "Rule 415" means Rule 415 promulgated under the Securities Act, or any
         --------
similar successor rule, as the same shall be in effect from time to time.

        "Securities Act" means the Securities Act of 1933, as amended, or any
         --------------
similar federal statute and the rules and regulations of the Commission thereunder, as shall be in effect at the time.

        "Selling Expenses" shall mean all underwriting discounts, selling
         ----------------
commissions, and stock transfer taxes applicable to the sale of Registrable Securities.

        "Series A Shares" shall mean the Company's Series A Convertible
         ---------------
Preferred Stock, par value $0.01 per share.

        Series B Shares" shall mean the Company's Series B Convertible Preferred
        ---------------
Stock, par value $.01 per share.

        "Transaction Documents" shall mean, collectively, the Series A
         ---------------------
Agreement, the Restated Certificate, this Agreement and the other Ancillary Agreements (as defined in the Series A Agreement).

   1.3  Restrictive Legend (a) Each certificate representing (i) the Preferred
        ------------------
Shares , (ii) the Conversion Stock, and (iii) any other securities issued or issuable, directly or indirectly, in respect of any of the foregoing securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section
1.4 hereof) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legend(s) required hereunder or under applicable state securities laws):

        THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR
        (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

        FURTHERMORE, THE SALE, PLEDGE, ASSIGNMENT, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES ARE RESTRICTED PURSUANT TO THE TERMS OF AN INVESTORS' RIGHTS AGREEMENT (THE "RIGHTS AGREEMENT") DATED JULY 6, 1998, AMONG THE COMPANY, THE HOLDER OF THIS CERTIFICATE" OTHER HOLDERS OF THE COMPANY'S SECURITIES. COPIES OF THE RIGHTS AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

        Each Holder and any subsequent holder of any Restricted Securities consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer described in this Section 1.3.

                (b) The Company shall be obligated to reissue promptly certificates without the foregoing legend at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend. Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or an opinion of counsel reasonably satisfactory to the Company to the effect that any such applicable state securities legends or stop-transfer instructions are not required and may be removed.

        1.4 Notice of Proposed Transfers. Prior to any proposed transfer of
            ----------------------------
any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice (the "Notice") to the Company of such holder's intention to make such transfer. The Notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substances to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act; provided, however, that for transactions made pursuant to Rule 144 under
     --------  -------
the Securities Act, an opinion of counsel shall only be required if reasonably requested by the Company and which shall be to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act. Notwithstanding the foregoing provisions of this Section 1.4, no such registration statement or opinion of counsel shall be necessary for a transfer by a holder which is (A) a corporation to its shareholders in accordance with their interest in the corporation, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a partnership to its partners or retired partners in accordance with partnership interests or to a liquidating trust for their benefit, (D) an individual to a family member or trust for the benefit of such individual or a family member, or (E) a trustee for the benefit of others to a successor trustee, provided in the case of either (A), (B), (C), (D) or
(E), that the transferee will be subject to the terms of this Section 1 to the same extent as if he were an original holder hereunder. Each certificate evidencing the Restricted Securities so transferred shall bear the appropriate restrictive legends set forth in Section 1.3, except that such certificate shall not bear such restrictive legends if in the opinion of counsel for the Company such legends are not required in order to establish compliance with any provisions of the securities laws.

        1.5 Holder's Requested Registration.
            -------------------------------

                (a) Request for Registration. At any time after the earlier
                    ------------------------
of (A) July 6, 2002 or (B) six months from and after the closing of the Company's IPO, if the Company receives from a Holder or Holders of Registrable Securities who own not less than 30% of the then outstanding Registrable Securities ("Initiating Holders"), a written request that the Company effect any underwritten registration, qualification, or compliance with respect to Registrable Securities held by such Initiating Holder or Initiating Holders, then the Company shall:

                        (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                        (ii) as soon as practicable, use its best efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company within 20 days after the date the Company mails such written notice.

        Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to
Section 1.5:

                                (A) In any jurisdiction in which the Company
would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act:

                        (B) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                        (C) After the Company has effected two such registrations pursuant to this Section 1.5 which have been declared or ordered effective and pursuant to which securities have been sold; or

                        (D) If the Company shall furnish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company's obligation to use its reasonable efforts to register, qualify or comply under this Section
1.5 shall be deferred for a period not to exceed 120 days from the date of receipt of written request from the Initiating Holders, provided that the Company may not exercise this deferral right more than once within any 12 month period.

        Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered within: for any registration which is an IPO, 150 days, and, for any registration which is not an IPO, 60 days, in each case, after receipt of the request or requests of the Initiating Holders.

                (b) Underwriting. The right of any Holder to registration
                    ------------
pursuant to this Section 1.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Initiating Holders intending to participate in such registration and such Holder with respect to such participation and inclusion) to the extent provided herein.

        The Company shall (together with all Holders selling Registrable Securities) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (which underwriter shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated, first, among all Holders pro-rata, in proportion to the respective amounts of Registrable Securities held by all such Holders at the time of filing the registration statement and second, to all other holders, in proportion, as nearly as practicable, to the respective amounts of securities of the Company owned by them. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares.

        If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities and/or other securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If by the withdrawal of such Registrable Securities or other securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion and manner used in determining the effect of the underwriter limitation in this Section 1.5(b).

        If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

        1.6 Company Registration.
            --------------------

                (a) Notice of Registration. If at any time or from time to time,
                    ----------------------
(i) the Company shall determine to register in an underwritten offering any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company shall:

                        (i) promptly give to each Holder written notice thereof; and,

                        (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request by each Holder received by the Company within 20 days after the Company mails such written notice, subject to the provisions below.

                (b) Underwriting. The right of any Holder to registration
                    ------------
pursuant to this Section 1.6 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. Those parties proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provisions of this Section 1.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders, and the other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities, and other securities that may be included in the registration and underwriting shall be allocated among the Company, the Holders and the other holders as follows: first to the Company so as to permit the Company to include all shares that the Company desires to sell; second, to the Holders pro-rata, in proportion to the respective amount of Registrable Securities held by such Holders at the time of the filing of the registration statement; and third, to all other holders in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion (determined with regard to any requirement of a request to be included in such registration) in such registration held by all such other holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter may round the number of shares allocated to any Holder, or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities included or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                (c) Right to Terminate Registration.  The Company shall have
                    -------------------------------
the right to terminate or withdraw any registration initiated by it under this
Section 1.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

        1.7 Form S-3 Registration.  After its IPO, the Company shall use its
            ---------------------
best efforts to qualify for registration on Form S-3. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, any Holder or Holders of Registrable Securities shall have the right to request registration on Form S-3 (all such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, that the Company shall not be obligated to so register if the total registered securities, in the aggregate, represent less than $1,000,000 in value (based upon the anticipated consideration received therefor). In case the Company shall receive from a Holder or Holders a written request that the Company effect a registration on Form S-3 and any related state securities qualification or blue sky compliance with respect to such an amount of the Registrable Securities owned by such Holder or Holders, the Company shall:

                (a) promptly give written notice of the proposed registration, and related qualification or compliance, to all other Holders; and

                (b) as soon as practicable, use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder of Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not
                                 --------  -------
be obligated to effect any such registration, qualification, or compliance pursuant to this Section 1.7 if Form S-3 is not available for such offering by Holder(s).

        Provided however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 1.7;

                        (A) In any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                        (B) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); provided that the Company is actively employing in good
                        --------
faith all reasonable efforts to cause such registration statement to become effective; or

                        (C) If the Company shall furnish to such Holder or Holders requesting registration pursuant to this Section a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company's obligation to use its reasonable efforts to register, qualify or comply under this Section 1.7 shall be deferred for a period not to exceed 120 days from the date of receipt of written request from such Holder or Holders, provided that the Company may not exercise this deferral right more than once within any 12 month period.

        Subject to the foregoing, the Company shall effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holder.

        If the registration to be effected pursuant to the Section 1.7 is to be an underwritten public offering, it shall be managed by an underwriter or underwriters selected by the Company and reasonably acceptable to a majority in interest of the Holders requesting registration. In such event, the right of any Holder to registration pursuant to this Section 1.7 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. If the managing underwriter so selected determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by such Holders to be included in such registration. The Company shall so advise such Holders, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among the Holders and other holders as follows: first, among the Holders in proportion to the respective amounts of Registrable Securities held by each of such Holders at the time of filing of the registration statement and second, to the other holders in proportion as nearly as practicable, to the amount of Stock entitled to inclusion in such registration. Any Registrable Securities or other securities that are so excluded from the underwriting shall be excluded from the registration. As used throughout this Section the term "Form S-3" shall be deemed to include any equivalent successor form for registration pursuant to the Act.

        1.8 Expenses of Registration. All Registration Expenses incurred in
            ------------------------
connection with the registration, qualification or compliance pursuant to Sections 1.5, 1.6, and 1.7 shall be borne by the Company unless otherwise set forth therein; provided, however, that in connection with any registration of
               --------  -------
securities, the Company shall only be responsible for the fees and costs of one counsel for all of the Holders, any costs of special or accelerated audit required to effect such a registration on Form S-3 pursuant to Section 1.7 at the time requested by such Holders in excess of $15,000 shall be paid by the Holders participating in such registration, and any Registration Expenses incurred with respect to a registration on Form S-3 in excess of 2 such registrations in any 12 month period shall be paid by the Holders participating in such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

        1.9 Lock-up. Each of the Holders hereby agrees not to offer, sell, make
            -------
any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Company's Common Stock held of record or beneficially owned by such person (other than those included in the registration) which at the time of the effective date of such registration statement may be sold or otherwise transferred in reliance upon Rule 144 promulgated under the Securities Act during the period of time (not to exceed 180 days) determined by the Board of Directors of the Company upon advice of its managing underwriter, from and after the effective date of the registration statement for the Company's IPO: provided that the obligations of the Holders under this Section 1.9 shall not apply unless each executive officer and director of the Company and the holders of two percent (2%) or more of the Company's voting securities then outstanding are bound by similar restrictions. Such restriction shall not apply to shares registered in such offering. In order to enforce this provision, the Company may impose stop-transfer instructions with respect to such shares until the end of such period. The obligations described in this Section 1.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future.

        1.10 Registration Procedures. If and whenever the Company is required by
             -----------------------
the provisions of this Section 1 to use its most diligent efforts to effect promptly the registration of Registrable Securities the Company shall:

             (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its most diligent efforts to cause such registration statement to become and remain effective as provided herein.

             (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale of or other disposition of all Registrable Securities covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities but for no longer than one hundred twenty (120) days subsequent to the effective date of such registration in the case of a registration statement on Form S-1 (or any similar form of registration statement required to set forth substantially identical information); provided, however, that (i) such period shall be extended for a
              --------  -------
period of time equal to the period the underwriter recommends that all the Holders refrain from selling the securities included in such registration due to marketing conditions or other conditions which adversely affect the offer and sale of such securities; and (ii) in the case of any registration of Registrable Securities on Form S-3 which is intended to be offered on a continuous or delayed basis, such period shall be extended, if necessary, to keep the registration statement effective until all Registrable Securities are sold, provided that Rule 415 permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Exchange Act in the registration statement.

             (c) Furnish to each prospective seller of Registrable Securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities of such seller.

             (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

             (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or approved for quotation on any inter-dealer quotation system on which similar securities issued by the Company are then listed or quoted.

             (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number of all such Registrable Securities in each case not later than the effective date of such registration.

             (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registrable Securities, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

             (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.5, 1.6 or 1.7 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

             (i) Each seller of Registrable Securities shall not (until further notice) effect sales of shares covered by any registration statement after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus.

        1.11 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section I:

             (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any registration statement, any prospectus contained therein, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors and partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or underwriter and stated to be specifically for use therein.

                (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any such registration statement, any prospectus contained therein, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse the Company, and such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by or behalf of such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall
         --------  -------
be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein.

                (c) Each party entitled to indemnification under this Section
1.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary contained in this
Section 1.11(c), the Indemnified Praty shall have the right to employ its own counsel in any action, claim, litigation, proceeding or investigation, and the fees and expenses thereof shall be borne by the Indemnified Party, unless the Indemnified Party shall have reasonably concluded that there may be one or more legal defenses abailable to it which are different from or additional to those available to the Indemnifying Party, in which case the Indemnifying Party shall bear all of such Indemnified Party's legal and other fees and expenses which arise in defense thereof. In such event, the Indemnifying Party shall not have the right to direct the defense of such action, claim, litigation, proceeding or investigation on behalf of the Indemnified Party.

                (d) If the indemnification provided for in this Section 1.11 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                1.12 Information by Holder. The holder or holders of
                     ---------------------
Registrable Securities included in any registration shall furnish to the Company such information regarding such person(s) and the distribution proposed by such person(s) as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

                1.13 Rule 144 Reporting. With a view to making available the
                     ------------------
benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company shall use its best efforts to:

                     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, beginning 90 days after (i) the effective date of the first registration statement filed by the Company for an offering of its securities to the general public, (ii) the Company registers a class of securities under Section 4 of the Exchange Act, or
(iii) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act;

                      (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                      (c) Furnish to any Holder promptly upon request, a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

                1.14 Limitation on Subsequent Registrations. Except for the
                     --------------------------------------
grant of registration rights to holders of Preferred Shares on the terms stated herein for Preferred Shares, from and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any rights to register any securities of the Company.

                1.15 Termination of Registration Rights. The rights of each
                     ----------------------------------
Holder under this Section 1 shall terminate at such time as a Holder's Registrable Securities may be sold without registration in reliance upon Rule 144(k) promulgated under the Securities Act, provided that this Section 1.15 shall not apply to any Holder who owns more than two percent (2%) of the Company's outstanding stock until such time as the Holder owns less than two percent (2%) of the outstanding stock of the Company.

                                   SECTION 2

                           COVENANTS OF THE COMPANY
                           ------------------------

        The Company hereby covenants and agrees, so long as the Holders, in the aggregate, hold at least twenty percent (20%) of the Preferred Shares issued pursuant to the Restated Certificate, as follows:

                2.1 Financial Information. The company shall furnish the
                    ---------------------
following reports to the Holders:

                        (i) Within 20 days after the end of each month an unaudited monthly income statement, statement of cash flows and balance sheet, in each case prepared, to the extent consolidation is required under generally accepted accounting principles applied on a consistent basis, on a consolidated and a consolidating basis for the Company and any subsidiaries hereafter existing, subject to normal, non-recurring year-end adjustments; provided,
                                                                 --------
however,
-------
that for the six month period beginning on the date hereof, the Company may provide such unaudited income statement, statement of cash flows and balance sheet on a quarterly basis; and, 30 days prior to the beginning of each fiscal year, an annual budget and operating plan (including projected monthly consolidated and consolidating income statements, balance sheets and statements of cash flow). The monthly, or quarterly, as applicable, financial statements shall include comparisons to the then applicable annual budget and summaries of financial plans of the Company and any subsidiaries.


                       (ii) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, an income statement and statement of cash flows for such fiscal year, a balance sheet of the Company as of the end of such fiscal year, and a statement of changes in financial condition for such fiscal year, all certified by independent public accountants of recognized national standing selected by the Company.

                      (iii) Promptly upon the filing or making thereof, copies of each filing and report made by the Company with or to any securities exchange or to the Securities and Exchange Commission and of each written communication from the Company to its shareholders generally.

                All financial statements provided for above shall be prepared in accordance with United States generally accepted accounting principles, applied on a consistent basis (GAAP) (except that such unaudited financial statements may be prepared without footnotes and will be subject to normal, non-recurring year-end audit adjustments).

                2.2 Additional Information and Rights.
                    ---------------------------------

                    (a) The Company will permit any Holder, so long as such Holder owns at least twenty percent (20%) of the Preferred Shares issued pursuant to the Restated Certificate, and/or shares of Conversion Stock or any combination thereof (in each case as adjusted for any combinations, consolidations, stock splits or stock dividends or distribution) (a "Substantial Holder"), to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as such person may reasonably request, provided however that the Company shall be under no obligation to disclose trade secrets, and may condition disclosure of confidential information upon Holder's execution of the

Company's Standard Form Confidentiality Agreement restricting use and disclosure of confidential information.

                (b) The provisions of Section 2.1 hereof and this Section 2.2 shall not be in limitation of any rights which any Holder may have with respect to the books and records of the Company and any subsidiary, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

                (c) Each Purchaser agrees that the information to be provided by the Company pursuant to Section 2.1 and 2.2 is confidential. Accordingly, each Purchaser agrees not to disclose any of such information to any competitor or other person other than such Purchaser's partners, associates, employees, professional advisors and other persons with a similar "need to know", and not to use such information for any purpose other than evaluating such Purchaser's investment in the Company. Notwithstanding the foregoing, a Purchaser that is a partnership may disclose summary financial and operation information to its limited partners as provided in its partnership agreement.

        2.3 Termination of Financial Information Rights. The Company's
            -------------------------------------------
obligation to deliver information under Section 2.1(i), (ii) and (iii) hereof shall terminate and shall be of no further force or effect upon the earlier to occur of (x) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock for the account of the Company and/or selling shareholders to the public at a price per share of not less than three times the Series B Original Cost (as such term is defined in the Restated Certificate) (adjusted for any combinations, consolidation, stock splits, or stock distributions or dividends with respect to such shares) and resulting in aggregate net proceeds to the Company of not less than $15,000,000, and (y) the date all Holders of Preferred Shares hold fewer than 20% of the Preferred Shares issued pursuant to the Restated Certificate and/or Conversion Stock in the aggregate. Thereafter, the Company shall deliver to each Holder, and its assignees or transferees, such financial information as the Company from time to time provides to holders of its Common Stock.

        2.4 Confidentiality and Noncompetition Agreements. The Company shall
            ---------------------------------------------
cause each person now or hereafter with access to confidential or proprietary information and, within 30 days of the date hereof, each Founder (as set forth in the Series A Agreement) to enter into a Proprietary Information and Confidentiality Agreement, containing provisions satisfactory to the Investors with respect to confidentiality and corporate ownership of inventions and innovations during employment. The Company shall cause each person now or hereafter serving as a key employee of the Company designated by the Board of Directors of the Company to enter into a Noncompetition Agreement (separately or as part of an employment or confidentiality agreement), containing provisions satisfactory to the Investors with respect to non-solicitation of employees and customers during and for eighteen months after employment.

        2.5 Employee and Other Stock Arrangements. (a) The Company shall not,
            -------------------------------------
without the recommendation of its management and approval of the Board of Directors of the Company (or the Compensation Committee thereof including at least one Purchaser Director and no director who is an officer of the Company), issue any of its capital stock or grant an option or rights to subscribe for, purchase or acquire any of its capital stock, to any employee, consultant, officer or director of the Company or a subsidiary, except for issuances of (i) up to 940,000 shares of Common Stock issued pursuant to the exercise of options outstanding on the date hereof or pursuant to the exercise of options issued in accordance with Section C.4(d)(i)(4)(H) of the Restated Certificate, (ii) up to 380,000 shares of Common Stock issued pursuant to the exercise of options granted to certain directors, officers, consultants and employees of the Company pursuant to Company's stock option plan as in effect on the date hereof, the amount of which shall be subject to the approval of, and shall be administered by, the Board of

Directors of the Company (or a committee thereof including at least one Purchaser Director and no director who is an officer of the Company), or (iii) up to 840,000 shares of Common Stock issued in accordance with Section C.4(d)(i)(4)(I) of the Restated Certificate.

                (b) Each acquisition of any shares of Common Stock or any options to acquire Common Stock by an employee, consultant, officer or director of the Company shall be conditioned upon the execution and delivery by the Company and such director, employee, officer or consultant of a stock purchase agreement or option agreement, as the case may be, containing transfer restrictions and vesting limitations, substantially in a form approved by the Board of Directors of the Company (or a committee thereof having as members at least one Purchaser Director), including that the Company shall have the right to acquire any unvested shares allocated to such departing member of management at cost.

                (c) Except as contemplated by sections (a) and (b) of this
Section 2.5, the Company shall not, without the approval of the Board of Directors, including all the Purchaser Directors, issue any shares of Common Stock.

        2.6 Corporate Existence. The Company will maintain its corporate
            -------------------
existence in good standing and comply with all applicable laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof and of any governmental authority where the failure to so comply could have a material adverse effect on the assets, conditions, affairs, or business operations of the Company.

        2.7 Books of Account and Reserves. The Company will keep books of
            -----------------------------
record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants selected by the Board of Directors of the Company and have annual reviews made by such independent public accountants in the course of which such accountants shall make such review quality examinations, in accordance with the standards established by the American Institute of Certified Public Accountants.

        2.8 Stock Fully Paid; Reservation of Shares. The company covenants and
            ---------------------------------------
agrees that all Conversion Stock that may be issued upon the conversion of the Preferred Shares will, upon issuance in accordance with the terms of the Restated Certificate, be fully paid and nonassessable, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock for issuance upon conversion of the Preferred Shares and will increase the authorized numbers of shares of Common Stock, if at any time the number of shares of Common Stock authorized and unissued shall be insufficient to permit the conversion of Preferred Shares.

        2.9 Replacement of Certificated Representing Preferred Shares or Common
            -------------------------------------------------------------------
Stock. Upon receipt of evidence reasonably satisfactory to the Company of the
-----
loss, theft, destruction or mutilation of any certificates representing Preferred Shares or Common Stock, as the case may be, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company if required by the Board of Directors of the Company, or, in the case of any such mutilation, upon surrender and cancellation of the certificates representing Preferred Shares or Common Stock, as the case may be, the Company will issue new certificates representing Preferred Shares or Common Stock, as the case may be, in lieu of such lost, stolen, destroyed or mutilated certificates representing Preferred Shares or Common Stock, as the case may be.

                2.10 Material Changes and Litigation. The Company shall promptly
                     -------------------------------
notify the Purchasers of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company's knowledge, threatened against the Company, or against any officer, director, key employee or principal stockholder of the Company materially adversely affecting or which, if adversely determined, would materially adversely affect its business, prospects, assets or condition, financial or otherwise.

                2.11 Restrictive Agreements Prohibited. Neither the Company nor
                     ---------------------------------
any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of any of the Transaction Documents or the Restated Certificate.

                2.12 Expenses of Directors. The Company shall promptly reimburse
                     ---------------------
in full, each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of Preferred Shares, for all of his reasonable out-of-pocket expenses incurred as a result of travel to and from each meeting of the Board of Directors of the Company or any committee thereof.

                2.13 By-laws. The Company shall at all times cause its By-laws
                     -------
to provide that, (a) unless otherwise required by the laws of the State of Delaware, (i) any director shall have the right to call a meeting of the Board of Directors of the Company and (ii) any holder or holders of at least 10% of the outstanding shares of voting capital stock of the Company shall have the right to call a meeting of the stockholders and (b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Preferred Shares as set forth in the Restated Certificate. The Company shall at all times maintain provisions in its By-laws and/or Restated Certificate indemnifying all directors against liability, absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware and providing for advances of all costs, charges and expenses related thereto.


                2.14 Employee Nondisclosure and Developments Agreements;
                     --------------------------------------------------
Noncompetition Agreements.
-----------------------

The Company shall use its reasonable good faith efforts to obtain, and shall cause its subsidiaries (if any) to use their reasonable good faith efforts to obtain, an (i) Employee Nondisclosure and Developments Agreement in substantially the form of Exhibit B from all future officers, key employees and
                          ---------
other employees who will have access to confidential information of the Company or any of its subsidiaries, and (ii) a Noncompetition Agreement in substantially the form of Exhibit C from all officers and such other employees as may be
            ---------
specified from time to time by the Board of Directors of the Company in each case upon their employment by the Company or any of its subsidiaries (if any).

                2.15 Insurance. The Company will maintain in full force and
                     ---------
effect fire and casualty insurance policies, with extended coverage, in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and such other policies of insurance, and in such amounts as in the Company's best judgement, after advice from its insurance broker, is acceptable for the nature and extent of the business of the Company.

                2.16 Termination of Covenants. The covenants set forth in this
                     ------------------------
Section 2 shall terminate and be of no further force or effect as to each of the Purchasers when such Purchaser owns less than twenty percent (20%) of the Preferred Shares issued pursuant to the Restated Certificate (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Preferred Shares).

                                   SECTION 3

                               PREEMPTIVE RIGHTS
                               -----------------

        3.1 Preemptive Rights. The company hereby grants to each Purchaser the
            -----------------
irrevocable and exclusive first option (the "First Option") to purchase all or part of its Pro Rata Portion of any New Securities which the Company may, from time to time after the date of this Agreement, propose to issue and sell. Furthermore, if any Purchaser does not, pursuant to Section 3.3, give notice of its intention to exercise in full its option to purchase its Pro Rata Portion of the New Securities, then each Purchaser who did give notice of such intent (collectively, the "Fully Participating Holder") shall have the irrevocable and exclusive second option (the "Second Option") to purchase all or a part of the New Securities as to which a notice pursuant to the exercise of the First Option could have been, but was not, delivered (for purposes of this Section 3, the "Additional New Securities"). If more than one Fully Participating Holder gives a notice (a "Second Notice") pursuant to Section 3.3 of its intention to purchase Additional New Securities pursuant to the exercise of the Second Option and the total number of New Securities covered by such notices exceeds the total number of Additional New Securities, then the Additional New Securities shall be allocated among such Fully Participating Holders according to the following procedure, or in such different proportions as such Fully Participating Holders shall agree among themselves:

                (a) Each Oversubscribing Holder (as defined below) shall be apportioned the lesser of (A) that number of Additional New Securities that it elected to purchase in its Second Notice and which it has not yet been apportioned pursuant to this Section 3.1(a) or (B) its "Pro Rata Portion of the Additional New Securities" (as defined below);

                (b) If the apportionment in Section 3.1(a) is followed and there remain (A) at least one Oversubscribing Holder who has not yet been apportioned the number of Additional New Securities it elected to purchase in its Second Notice and (B) any Additional New Securities, then the procedure described in
Section 3.1(a) shall be repeated; and

                (c) For purposes of this Section 3.1, (i) an "Oversubscribing Holder" means a Fully Participating Holder who has given a Second Notice and who has not yet been apportioned pursuant to Section 3.1(a) that number of Additional New Securities that it elected to purchase in its Second Notice, and
(ii) an Oversubscribing Holder's "Pro Rata Portion of Additional New Securities" shall be equal to the number of Additional New Securities multiplied by a fraction, the numerator of which is the number of shares of Common Stock held by such Oversubscribing Holder as of the date of the Company Notice, and the denominator of which is the total number of shares of Common Stock held by all Oversubscribing Holder as of such date.

        3.2 Calculation of Number of Shares of Common Stock Held or Outstanding.
            -------------------------------------------------------------------
For purposes of any calculation of the number of shares of Common Stock held or outstanding under this Section 3, and with respect to any numerator or denominator provided herein, the conversion of all securities convertible into or exchangeable for Common Stock and the exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company shall be assumed.

        3.3 Notices With Respect to Proposed Issuance Of New Securities. In the
            -----------------------------------------------------------
event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser entitled to a preemptive right pursuant to this Section 3 written notice (the"Company Notice") of its intention, describing in detail the type of New Securities, the price and terms upon which the Company proposes to issue such New Securities. Each such Purchaser shall have fifteen (15) days from the date of receipt of any such Company Notice to agree to purchase, pursuant to the exercise of the First Option, up to such Purchaser's

Pro Rata Portion of such New Securities for the price and upon the terms and conditions specified in the Company Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If, following the expiration of such fifteen (15) day period, there exist
Additional New Securities subject to the Second Option, the Company shall give each Fully Participating Holder a second written notice (the "Second Company Notice") to such effect, and each such Fully Participating Holder shall then have ten (10) days from the date of receipt of such Second Company Notice to agree to purchase (on such terms and conditions) the quantity of Additional New Securities stated therein, subject to the application of the procedures set forth in Section 3.1.

        3.4 Company's Right to Complete Proposed Sale of New Securities to the
            ------------------------------------------------------------------
Extent Preemptive Rights are Not Exercised. In the event the Purchasers fail to
------------------------------------------
exercise a preemptive right with respect to any New Securities within the periods specified in Section 3.3, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of such New Securities shall be closed, if at all, within forty-five (45) days from the date of said agreement) to sell the New Securities not elected to be purchased by Purchasers at the price and upon terms no more favorable to the prospective purchasers of such securities than those specified in the Company Notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within 45 days from the date of said agreement), the Company shall not thereafter issue or sell such New Securities without first offering such securities to the Purchasers in the manner provided in this Section 3.

        3.5 Expiration of Preemptive Rights. The preemptive rights granted under
            -------------------------------
this Section 3 shall expire upon the closing of the IPO, or upon Purchasers holding, in the aggregate, less than twenty percent (20%) of the Preferred Shares issued pursuant to the Restated Certificate and/or Conversion Stock, in the aggregate.

        3.6 Waiver of Antidilution Adjustment. (a) Each Purchaser hereby agrees
            ---------------------------------
that in the event that: (Defined terms in this Section 3.6 not otherwise defined in this Agreement shall have the meanings given such terms in the Restated Certificate.)

                        (1) the Company shall give such Purchaser fifteen (15) days' notice of the Company's intent to offer a Dilutive Issuance (as defined below) together with the terms and conditions of such Dilutive Issuance, and

                        (2) the Company shall offer such Purchaser its Pro Rata Portion of such Dilutive Issuance, and

                        (3) such holder fails to tender the Company the purchase price of such Purchaser's Pro Rata Portion (or such lesser portion as the Company may specify in writing) of such Dilutive Issuance on the scheduled closing of such Dilutive Issuance (which shall not be less than fifteen (15) days after the written notice provided in (1) above), then (i) no adjustment of the Conversion Price for such Purchaser's Series B Shares shall be made (other than adjustments made prior to the time of such dilutive Issuance), and any future adjustment shall be deemed waived, with respect to the Series B Shares then held of record by such Purchaser and (ii) such Purchaser shall thereafter no longer by entitled to the benefits of this Section 3.

                (b) A "Dilutive Issuance" shall mean an issuance and sale of Additional Common Shares with respect to the Series B Shares.

                (c) In the event the provisions of this Section 3.6 result in more than one Conversion Price with respect to the Series B Shares, the Secretary of the Company shall keep a written ledger identifying the Conversion Price in effect for each Series B Share outstanding, which information shall be made available to any person upon request.

                (b) The waiver of adjustment of the Conversion Price with respect to any Series B Shares provided for in this Section 3.6 shall bind any transferee of Series B Shares. Each Purchaser agrees that, prior to transferring any Series B Shares to any person or entity, such Purchaser will ensure that such transferee shall have delivered to the Company a written agreement to be bound by the provisions of this Section 3.6.

                                   SECTION 4

                                 MISCELLANEOUS
                                 -------------

        4.1 Governing Law. This Agreement shall be governed in all respects by
            -------------
the laws of the State of Delaware, as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

        4.2 Successors and Assigns; Assignment of Rights. The rights and
            --------------------------------------------
benefits of a Purchaser hereunder may be assigned to a transferee or assignee in connection with transfer or assignment of any Preferred Shares or Registrable Securities owned by such Purchaser (A) to any person or entity which is a majority-owned subsidiary of a Holder or controls, is controlled by or under common control with the Holder, (B) to any other person or entity provided that
(a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) such transferee or assignee acquires at least five percent (5%) of the Preferred Shares or shares of Registrable Securities, and (c) such assignee or transferee executes a written instrument agreeing to be bound by the terms and provisions of this Agreement, (C) to a constituent partner of a Purchaser or the estate of such a constituent partner or a liquidating trust for the benefit thereof, and (D) to a successor trustee of a Purchaser in its capacity as trustee. Any such transfer or assignment permitted hereby shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        4.3 Entire Agreement; Amendment; Waiver. This Agreement, the Series A
            -----------------------------------
Agreement and the other agreements contemplated thereby constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instruments signed by the Company and the holders of at least fifty-one percent (51%) of the Preferred Shares (and the Conversion Stock into which such shares have been converted) and the Company and any such amendment, waiver, discharge or termination shall be binding upon all the parties hereto.

        4.4 Notice, etc. All notices and other communications required or
            -----------
permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Purchaser, as indicated on the list of Purchasers attached hereto as Exhibit A, or at such
                                                       ---------
other address as such Purchaser or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at such address or facsimile number as the Company shall have furnished to each Purchaser in writing. All such notices and other written communications shall be effective on the date of delivery.

        4.5 Delays or Omissions. No delay or omission to exercise any right,
            -------------------
power or remedy accruing to any Purchaser (in any capacity hereunder), upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Purchaser nor shall it be construed to be a waiver of any such breach of default or an acquiescence therein, or of or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Purchaser (in any capacity hereunder) of any breach or default under this Agreement or any waiver on the part of any Purchaser of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Purchaser, shall be cumulative and not alternative.

        4.6  Rights; Separability. Unless otherwise expressly provided herein, a
             --------------------
Purchaser's rights hereunder are several rights, not rights jointly held with any of the other Purchaser. In case any provision of the Agreement shall be invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        4.7  Titles and Subtitles. The titles of the paragraphs and
             --------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

        4.8  Counterparts. This Agreement may be executed in any number of
             ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        4.9  Aggregation of Stock. All shares of the Registrable Securities held
             --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        4.10 No Third Party Beneficiaries. The covenants and agreements set
             ----------------------------
forth herein are for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and such covenants and agreements shall not be construed as conferring, and are not intended to confer, any rights or benefits upon any other persons.

        4.11 Remedies. The parties to this Agreement acknowledge and agree that
             --------
a breach of any of the covenants of the Company or the Purchasers set forth in this Agreement may not be compensable by payment of money damages and, therefore, that the covenants of the foregoing parties set forth in this Agreement may be enforced in equity by a decree requiring specific performance. Without limiting the foregoing, if any disputes arise concerning the sale or other disposition of any of the Restricted Securities contained in Section 1 hereof, the parties to this Agreement agree that an injunction may be issued restraining the sale or other disposition of such Restricted Securities or interest or rescinding any such sale or other disposition, pending resolution of such controversy. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement. Any transfer or acquisition of Restricted Securities in violation of this Agreement shall be null and void ab initio.

        4.12 Fees and Expenses. The Company shall pay the reasonable fees and
             -----------------
expenses incurred in connection with the enforcement by the Purchasers of any of their respective rights and benefits arising hereunder or under any related agreement against the Company in the event of any breach thereof by the Company, or the waiver, modification or amendment of any provision hereof or of any related agreement, including, without limitation, reasonable fees and disbursements of one counsel for the Purchasers.

        4.13 Dispute Resolution. Any claim or controversy arising out of or
             ------------------
relating to this Agreement shall be settled by non-binding arbitration in accordance with the CPR Institute for Dispute Resolution's

Rules for Non-Administered Arbitration of Business Disputes by three arbitrators, of whom each party shall appoint one. Any Arbitrator not appointed by a party shall be selected from the CPR Institute for Dispute Resolution Panels of Distinguished Neutrals. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16. The place of arbitration shall be in the New York metropolitan area (including northern New Jersey and southwestern Connecticut), or such other places as the parties shall mutually agree. The Arbitrators are not empowered to award damages in excess of actual damages or to award punitive damages. All applicable statutes of limitation shall be tolled while the procedures specified in this Section 4.13 are pending. The parties will take such action, if any, required to effectuate such tolling.

                                     * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.


THE COMPANY:                    ESPERION THERAPEUTICS, INC.

                                By:  /s/ Roger S. Newton
                                     --------------------------------
                                   Name: Roger S. Newton
                                   Title: CEO

THE PURCHASERS:                 OAK INVESTMENT PARTNERS VII. LIMITED
                                PARTNERSHIP

                                By:  OAK ASSOCIATES VII. LLC

                                By:  /s/ [ILLEGIBLE]
                                     --------------------------------
                                     A Member

                                OAK VII AFFILIATES FUND. LIMITED PARTNERSHIP

                                By:  OAK VII AFFILIATES, LLC
                                     Its General Partner

                                By:  /s/ [ILLEGIBLE]
                                     --------------------------------
                                     A Member

                                TL VENTURES III L.P.

                                By:    TL Ventures III Management L.P.,
                                       its general partner

                                By:    TL Ventures III LLC,
                                       its general partner

                                By:    /s/ Christopher Moller
                                       -------------------------------
                                Name:  Christopher Moller Ph.D.
                                Title: Managing Director



                                TL VENTURES III OFFSHORE L.P.

                                By: TL Ventures III Offshore Partners L.P., its general partner

                                By:    TL Ventures III Offshore Ltd.,
                                       its general partner

                                By:    /s/ Christopher Moller
                                       -------------------------------
                                Name:  Christopher Moller Ph.D.
                                Title: Vice President



                                TL VENTURES III INTERFUND L.P.

                                By:    TL Ventures III LLC,
                                       its general partner

                                By:    /s/ Christopher Moller
                                       -------------------------------
                                Name:  Christopher Moller Ph.D.
                                Title: Managing Director



                                SCHEER INVESTMENT HOLDINGS II, L.L.C.

                                By:    /s/ David J. Scheer     7/6/98
                                       -------------------------------
                                Name:  David J. Scheer
                                Title: Managing Member

                                                                       EXHIBIT A
                                                                       ---------


                            SCHEDULE OF PURCHASERS
                            ----------------------


                                                No. of                Cash
Purchaser' Name and Address                 Series A Shares       Consideration
---------------------------                 ---------------       -------------

Oak Investment Partners VII, Limited            268,263              $268,263
Partnership
c/o Oak Investment Partners
One Gorham Island
Westport CT 06880
Attention: General Partner

Oak VII Affiliates Fund, Limited                  6,737                $6,737
Partnership
c/o Oak Investment Partners
One Gorham Island
Westport CT 06880
Attention: General Partner

TL Ventures III L.P.                            140,905              $140,905
c/o TL Ventures LLC
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087-1945
Attention: Chief Financial Officer

TL Ventures III Offshore L.P.                    29,494               $29,494
c/o Trident Trust Company (Cayman)
Limited
P.O. Box 847
One Capital Place, Fourth Floor
Grand Cayman, Cayman Islands

with a copy to:

TL Ventures LLC
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087-1945
Attention: Chief Financial Officer

TL Ventures III Interfund L.P.                    4,601                $4,601
c/o TL Ventures LLC
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
Attention: Chief Financial Officer

Scheer Investment Holdings II, L.L.C.            50,000               $50,000
c/o Scheer & Company, Inc.
250 West Main Street                             ------                ------
Branford, CT 06450

        TOTAL                                   500,000              $500,000
        =====                                   =======              ========

                                                                       EXHIBIT B
                                                                       ---------



          (Form of Employee Nondisclosure and Developments Agreement)

                                                                       EXHIBIT C
                                                                       ---------


                      (Form of Noncompetition Agreement)